GREAT BASIN SCIENTIFIC

GREAT BASIN SCIENTIFIC

gbscience.com

     Exhibit 99.1

Great Basin Scientific Reports Third Quarter 2016 Results

Company sees 35% year-over-year revenue growth; Group B Strep revenue up 339% year-over-year; C. diff revenue increased 20% year-over-year

Salt Lake City, November 14, 2016 – Great Basin Scientific, Inc. (OTCQB: GBSN), a molecular diagnostic testing company, today reported financial results for the third quarter ended September 30, 2016.

Third Quarter 2016 Financial Results and Business Highlights

•	Revenue increased 35% to $735,817 compared with a year ago
•	Group B strep revenue increased 339% year-over-year, from $24,770 in the third quarter of 2015 to $108,730 in the same period of 2016, and now represents 15% of total revenue
•	C. diff revenue increased 20% year-over-year, from $521,164 in the third quarter of 2015 to $625,827 in same period of 2016
•	Completed $75 million convertible note financing
•	Menu doubled to four assays with the commercial launches of Shiga Toxin Direct Test and Staph ID/R Blood Culture Panel
•	Established Health Systems Sales Team to expand the Company’s reach into larger hospital chains and buying groups

“We’re thrilled with the continued growth of our Group B Strep revenue and its increasing contribution to our business – now at 15% – which offset expected seasonal declines in C. diff revenue in the quarter. Further, with the commercial launch of two new assays in the third quarter, we have additional products to grow revenue while potentially reducing the seasonality of our revenue stream,” said Ryan Ashton, co-founder and chief executive officer. “The Staph ID/R panel and the Shiga Toxin Direct test have opened the door to potential placement of our system at much larger hospitals and labs, as well as adding assays and volumes at existing customer sites without additional instruments – a shift that should allow us to better utilize our fleet of instruments while we continue to seek increased revenue per customer. We believe this momentum is exciting in that the investments we’re making in the business are paying off with revenue growth, an expanding customer base, and the continued commercialization of new assays, all of which benefits both our customers and shareholders.”

Third Quarter 2016 Results

Great Basin reported total revenue of $735,817 for the third quarter of 2016, an increase of 35% over revenue of $545,934 in the third quarter of 2015.

Total operating expenses were $7,845,649 for the third quarter of 2016 compared with $6,155,222 for the third quarter of 2015, an increase of 27%. Research and development expenses increased 30% to $3,737,415 primarily due to new hires and additional costs associated with clinical trials, experimental assays, and outside consultants, related to the development of new products. Selling and marketing expenses increased 11% to $1,644,075 due to hiring additional personnel to increase product sales and add customers. General and administrative expenses increased 37% to $2,464,159 due to increased rent, higher legal and consulting fees, and the hiring of additional accounting and HR personnel.

Loss from operations was $9,271,811 for the third quarter of 2016 compared with $6,712,015 for the third quarter of 2015.

Great Basin reported a net loss for the third quarter of 2016 of $29,047,775 compared to net income of $13,056,359 in the third quarter of 2015. Basic and diluted net loss per share was $50.36 for the third quarter of 2016 on 576,752 basic and diluted weighted average common shares. This compared to basic and diluted net income per share of $58,287.32 and $48,001.32, respectively, for the same period in 2015. The basic and diluted weighted average common shares for the third quarter of 2015 were 224 and 272, respectively. Excluding non-cash adjustments, the Company reported an adjusted net loss for the third quarter of 2016 of $9.8 million compared with an adjusted net loss of $6.9 million a year ago. An explanation of non-cash adjustments included in the non-GAAP adjusted net loss follows:

Non-GAAP Financial Measure

This press release includes an Adjusted Net Loss “non-GAAP financial measure” as defined by the Securities and Exchange Commission. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles (GAAP). For reconciliation of this non-GAAP financial measures to the nearest comparable GAAP measure, see “Reconciliation of Non-GAAP Financial Measure” included in this press release.

Reconciliation of Non-GAAP Financial Measure

Adjusted Net Loss

The Company excludes certain non-cash items in calculating adjusted net loss because they are non-cash in nature and because the Company believes that the non-GAAP financial measures, which exclude these items, provide meaningful supplemental information regarding operational performance. The Company further believes this measure is useful to investors in that it allows for greater transparency to certain line items in its financial statement and facilitates comparisons to peer operating results.

GREAT BASIN SCIENTIFIC, INC.

ADJUSTED NET LOSS

(Unaudited)

	Three Months Ended
	September 30,
The calculation of adjusted net loss is as follows:	2016	2015
Net income (loss)	$ (29,047,775)	$ 13,056,359
Adjustment for amortization of debt discount in interest	18,530,055	-
Adjustment for loss on issuance of note in interest	119,185,886	-
Adjustment for loss on extinguishment of debt	17,292,463	-
Adjustment for change in fair value of derivative liability	(135,727,676)	(20,016,848)
Adjusted net loss	$ (9,767,047)	$ (6,906,489)

Amortization of Debt Discount Included in Interest

The amortization of the debt discount that is included in interest for the three months ended September 30, 2016 resulted in a non-cash other expense recorded in earnings of $18.5 million. This is a non-cash charge resulting from the amortization of the debt discounts on our two convertible notes. The amortization amounts for the period totaled $3.0 million on the $22.1 convertible notes (the 2015 Notes) and $15.5 million on the $75 million convertible notes (the 2016 Notes).

Loss on Issuance of Convertible Note in Interest

The loss on issuance of note that is included in interest for the three months ended September 30, 2016 resulted in non-cash other expense recorded in earnings in the amount of $119.2 million. This is a non-cash charge resulting from the issuance of the 2016 Notes which due to the conversion features and warrants issued with the convertible notes were required to be accounted for as derivative liabilities. The fair value of the derivative liability amounts in excess of the $68 million proceeds received on the convertible notes was $119.2 million which was recognized as a cost of capital at issuance and accordingly charged to interest expense.

Loss on Extinguishment of Debt

The loss on extinguishment of debt for the three months ended September 30, 2016 resulted in a non-cash other expense recorded in earnings in the amount of $17.3 million. This non-cash expense is the result of the payment of $8 million in principal on the 2015 Notes through the issuance of 2.1 million shares of common stock. Due to the nature of the conversion feature of the notes, conversions were deemed to be extinguishments for accounting purposes and accordingly a loss in the amount of $17.3 million was recognized.

Change in Fair Value of Derivative Liability

The change in fair value of the derivative liability for the three months ended September 30, 2016 resulted in a non-cash gain in earnings in the amount of $135.7 million. The Company had a decrease in fair value of its conversion feature and warrants associated with the 2015 and 2016 Notes and a decrease in the fair value of all other derivative securities, which was a result of the decrease in the value of its common stock during the third quarter of 2016.

During the three months ended September 30, 2015, the fair value of all derivative securities decreased by $20 million, also due to the decrease in the value of the Company’s common stock during the period.

About Great Basin Scientific

Great Basin Scientific is a molecular diagnostics company that commercializes breakthrough chip-based technologies. The Company is dedicated to the development of simple, yet powerful, sample-to-result technology and products that provide fast, multiple-pathogen diagnoses of infectious diseases. The Company’s vision is to make molecular diagnostic testing so simple and cost-effective that every patient will be tested for every serious infection, reducing misdiagnoses and significantly limiting the spread of infectious disease. More information can be found on the Company’s website at www.gbscience.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding events, trends and business prospects, which may affect future operating results and financial position, including but not limited to statements regarding the potential future commercial success of the Company’s assays, the Company’s continued revenue growth, adding the Company’s systems to larger hospitals and labs, expanding assays at existing customers, investments yielding higher revenue per customer, expanded customer base and new assays in the future, building the Company’s total revenue base, increasing sales per instrument, and reducing seasonality in the Company’s revenue stream. Forward-looking statements involve risk and uncertainties, which could cause actual results to differ materially, and reported results should not be considered an indication of future performance. These risks and uncertainties include, but are not limited to: (i) our limited operating history and history of losses; (ii) our ability to develop and commercialize new products and the timing of commercialization; (iii) our ability to obtain capital when needed; and (iv) other risks set forth in the Company’s filings with the Securities and Exchange Commission, including the risks set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2016. These forward-looking statements speak only as of the date hereof and Great Basin Scientific specifically disclaims any obligation to update these forward-looking statements, except as required by law.

FINANCIAL TABLES FOLLOW

The following financial tables should be read in conjunction with the accompanying footnotes and management’s discussion and analysis, available in the Company quarterly report on Form 10-Q as filed with the SEC on November 14, 2016.

GREAT BASIN SCIENTIFIC, INC.

CONDENSED BALANCE SHEETS

September 30, 2016 and December 31, 2015

(Unaudited)

	September 30	December 31,
	2016	2015
Assets
Current assets:
Cash	$809,763	$4,787,759
Restricted cash	44,859,005	13,800,000
Accounts receivable, net	399,057	411,390
Inventory	1,526,871	1,133,142
Prepaid and other current assets	1,989,555	564,910
Total current assets	49,584,251	20,697,201

Restricted cash, net of current portion	24,226,172	-
Intangible assets, net	56,113	119,171
Property and equipment, net	9,536,557	7,741,991
Total assets	$83,403,093	$28,558,363
Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$3,832,855	$2,432,459
Accrued expenses	5,049,228	1,313,149
Current portion of notes payable	—	5,693
Current portion of convertible notes payable, net of discount	27,088,069	1,638,717
Notes payable - related party	500,000	500,000
Current portion of capital lease obligations	1,158,027	1,305,426
Current portion of derivative liability	49,836,741	—
Total current liabilities	87,464,920	7,195,444
Convertible notes payable, net of current portion and debt discount	—	525,000
Capital lease obligations, net of current portion	129,185	851,410
Derivative liability, net of current portion	55,735,294	43,181,472
Other long term liabilities	1,550,769	—
Total liabilities	144,880,168	51,753,326
Commitments and contingencies
Stockholders' deficit:
Preferred stock, $.001 par value, 5,000,000 shares authorized;
74,380 and 88,347 shares issued and outstanding, respectively	74	88
Common stock, $.0001 par value: 200,000,000 shares authorized;
2,536,564 and 3,711 shares issued and outstanding, respectively	254	-
Additional paid-in capital	143,403,760	98,708,814
Accumulated deficit	(204,881,163)	(121,903,865)
Total stockholders' deficit	(61,477,075)	(23,194,963)
Total liabilities and stockholders' deficit	$83,403,093	$28,558,363

GREAT BASIN SCIENTIFIC, INC.

CONDENSED STATEMENTS OF OPERATIONS

For the Three and Nine Months Ended September 30, 2016 and 2015

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Revenues	$735,817	$545,934	$2,196,196	$1,530,170
Cost of sales	2,161,979	1,102,727	5,912,095	3,369,268
Gross loss	(1,426,162)	(556,793)	(3,715,899)	(1,839,098)
Operating expenses:
Research and development	3,737,415	2,878,316	9,492,887	6,284,170
Selling and marketing	1,644,075	1,481,140	4,892,903	3,206,957
General and administrative	2,464,159	1,795,766	7,163,214	4,132,973
Total operating expenses	7,845,649	6,155,222	21,549,004	13,624,100
Loss from operations	(9,271,811)	(6,712,015)	(25,264,903)	(15,463,198)
Other income (expense):
Interest expense	(138,214,061)	(253,220)	(150,685,479)	(868,587)
Interest income	2,884	4,746	4,183	18,078
Net gain on exchange and issuance of warrants	—	—	3,374,752	—
Loss on extinguishment of debt	(17,292,463)	—	(17,292,463)	—
Change in fair value of derivative liability	135,727,676	20,016,848	106,888,362	(22,641,625)
Total other income (expense)	(19,775,964)	19,768,374	(57,710,645)	(23,492,134)
Income (loss) before provision for income taxes	(29,047,775)	13,056,359	(82,975,548)	(38,955,332)
Provision for income taxes	—	—	(1,750)	(1,250)
Net income (loss)	$(29,047,775)	$13,056,359	$(82,977,298)	$(38,956,582)
Net income (loss) per common share - basic	$(50.36)	$58,287.32	$(371.54)	$(397,516.14)
Net income (loss) per common share - diluted	$(50.36)	$48,001.32	$(371.54)	$(397,516.14)
Weighted average common shares - basic	576,752	224	223,336	98
Weighted average common shares - diluted	576,752	272	223,336	98

GREAT BASIN SCIENTIFIC, INC.

CONDENSED STATEMENTS OF CASH FLOWS

For the Nine Months Ended September 30, 2016 and 2015

(Unaudited)

	Nine Months Ended
	September 30,
	2016	2015
Cash flows from operating activities:
Net loss	$(82,977,298)	$(38,956,582)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,858,357	1,130,826
Bad debt expense	85,182	—
Change in fair value of derivative liability	(106,888,362)	22,641,625
Loss on issuance on convertible note as interest	119,185,886	—
Loss on extinguishment of debt	17,292,463	—
Net gain on exchange and issuance of warrants	(3,374,752)	—
Employee stock compensation	111,133	66,391
Warrant issuance and modifications	—	54,489
Debt discount amortization	30,418,591	58,333
Changes in operating assets and liabilities:
Increase in accounts receivable	(72,849)	(77,959)
Increase in inventory	(393,729)	(576,872)
Increase in prepaid and other assets	(712,455)	(197,270)
Increase in accounts payable	572,867	457,250
Increase in accrued liabilities	756,848	552,275
Net cash used in operating activities	(24,138,118)	(14,847,494)
Cash flows from investing activities:
Acquisition of property and equipment	(912,862)	(842,225)
Construction of equipment	(1,995,542)	(3,223,827)
Net cash used in investing activities	(2,908,404)	(4,066,052)
Cash flows from financing activities:
Proceeds from exercise of warrants	1,449,850	3,166,394
Proceeds from issuance of convertible notes payable	5,451,163	—
Proceeds from follow-on offering	10,719,121	21,737,625
Proceeds from issuance of notes payable - related party	—	250,000
Proceeds from release of restricted cash	6,718,726	—
Payment of cash settlement for warrant exercises	(314,879)	—
Principal payments of capital leases	(949,762)	(667,630)
Principal payments of notes payable	(5,693)	(36,955)
Principal payments of notes payable -related party	—	(250,000)
Net cash provided by financing activities	23,068,526	24,199,434
Net increase (decrease) in cash	(3,977,996)	5,285,888
Cash, beginning of the period	4,787,759	2,017,823
Cash, end of the period	$809,763	$7,303,711
Supplemental disclosures of cash flow information:
Interest paid	$1,100,999	$818,378
Income taxes paid	$1,750	$1,250
Supplemental schedule of non-cash investing and financing activities:
Restricted cash proceeds from convertible note	$62,000,020	$—
Conversion of note payable to preferred stock	$—	$10,478
Assets acquired through capital leases	$80,138	$—
Initial public offering and follow-on offering costs incurred but unpaid	$412,323	$41,175
Property and equipment included in accounts payable	$601,323	$240,183
Cashless exercise of warrants	$2	$173,657
Issuance of stock for 2015 Note pre-installment	$712,190	$—
Change in derivative liability from exercised and issued warrants	$15,162,431	$24,400,224

Investor Relations Contact:

Betsy Hartman, Great Basin Scientific

(385) 215-3372

ir@gbscience.com

Media Contact:

Nirav Suchak, ICR

(646) 277-1257

nirav.suchak@icrinc.com